UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2015
_________________________

TRUEBLUE, INC.
_________________________

(Exact Name of Registrant as Specified in Its Charter)
_________________________
Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)
1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2015, TrueBlue, Inc. (the “Company”) held its annual meeting of shareholders. A total of 38,378,558 shares of the Company’s common stock outstanding and entitled to vote were present at the annual meeting in person or by proxy. At the annual meeting, the shareholders voted to (a) elect each of the nine nominees for director, (b) approve, on an advisory basis, the compensation of the Company’s named executive officers, and (c) ratify the appointment of Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2015.

The voting results were as follows:

(a) Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Colleen B. Brown	35,908,818	25,164	3,374	2,441,202
Steven C. Cooper	35,822,710	111,063	3,583	2,441,202
Thomas E. McChesney	35,438,579	482,014	16,763	2,441,202
Gates McKibbin	35,791,913	128,906	16,537	2,441,202
Jeffrey B. Sakaguchi	35,897,117	23,668	16,571	2,441,202
Joseph P. Sambataro, Jr.	35,811,022	122,901	3,433	2,441,202
Bonnie W. Soodik	35,894,505	39,477	3,374	2,441,202
William W. Steele	35,797,075	136,798	3,483	2,441,202
Craig E. Tall	35,895,364	25,621	16,371	2,441,202

(b) Advisory vote on compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
31,926,461	3,984,184	26,711	2,441,202

(c) Ratification of the appointment of Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2015:

For	Against	Abstain
38,357,462	17,228	3,868

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)
Date: May 19, 2015	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President,
General Counsel and Secretary